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                                                                  EXHIBIT (h)(3)

                              ALLOCATION AGREEMENT
                                  FIDELITY BOND

THIS AGREEMENT made as of this 24th day of May, 2002 by and among any of the Funds listed on Schedule A and any separate classes thereof and all future investment companies and any separate classes thereof (the "Funds"), which are named insureds under a joint liability policy as described below and for which ING Investments, LLC acts as investment manager are entered into under the following circumstances:

         A. Section 17(g) of the Investment Company Act of 1940, as amended ("the 1940 Act") provides that the Securities and Exchange Commission ("SEC") is authorized to require that directors, officers and employees of registered investment companies be covered under a liability, errors and omissions insurance policy, and the SEC has promulgated rules and regulations dealing with this subject ("Rule 17g-l");

         B. The Funds are named as joint insureds under the terms of a joint insurance policy ("Policy") which insures against illegal profit or gain, intentional wrongful acts, libel, slander, defamation, ERISA claims, insider trading, as well as other coverage as outlined in the Policy, by the directors, officers and employees;

         C. A majority of those members of the Board of Directors/Trustees of each of the Funds, who are not "interested persons" as defined by Section 2(a)(19) of the 1940 Act, have given due consideration to all factors relevant to the form, amount and apportionment of premiums and recoveries under such Policy and the Board of Directors/Trustees of each Fund has approved the term and amount of the Policy, the portion of the premium payable by that party, and the manner in which recovery on the Policy, if any, shall be shared by and among the parties thereto; and

         D. The Funds now desire to enter into the agreement required by Rule 17g-l of the 1940 Act to establish the manner in which recovery under the Policy, if any, shall be shared.

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         NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

                  1.       Payment of Premiums.

                  Each Fund shall pay a portion of the premium due under the Policy derived by multiplying the premium by a fraction, (i) the denominator of which is the total net assets of all the Funds combined and (ii) the numerator of which is the total net assets of each of the Funds individually. The net assets of the classes are deemed to be represented by the net assets of their respective funds. Each of the Funds agrees that the appropriateness of the allocation of said premium will be determined no less often than annually. No adjustment of the allocation of said premium will be implemented without approval of the Boards of each of the Funds.

                  2.       Allocation of Recoveries

                  (a) If more than one of the parties hereto is damaged in a single loss for which recovery is received under the policy, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify such party sustaining loss.

                  (b) If the recovery is inadequate to fully indemnify each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

                           (i)      Each Party sustaining a loss shall be
allocated an amount equal to the lesser of its actual loss or the minimum amount of policy which would be required to be maintained by such party under a single insured policy (determined as of the time of loss) in accordance with the provisions of Rule 17g-l.

                           (ii)     The remaining portion of the proceeds shall
be allocated to each party sustaining a loss not fully covered by the allocation under subparagraph (i) in the proportion that each such party's last payment of premium bears to the sum of the last such premium payments of all such parties. If such allocation would result in any party which had sustained a loss receiving a portion of the recovery in excess of the loss actually sustained, such excess portion shall be allocated among the other parties whose losses would not be fully indemnified. The allocation shall bear the same proportion as each such party's last payment of premium bears to the sum of the last premium payments of all parties entitled to receive a share of the excess. Any allocation in excess of a loss actually sustained by any such party shall be reallocated in the same manner.

                                       2

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                  3.       Obligation to Maintain Minimum Coverage.

                  Each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it by Rule 17g-l as of the date hereof is as reflected in the schedule attached hereto. Each of the Funds agrees that it will determine, no less than at the end of each calendar quarter, the minimum amount of coverage which would be required of it by Rule 17g-l if a determination with respect to the adequacy of the coverage were currently being made. In the event that the total amount of the minimum coverage thus determined exceeds the amount of coverage of the then effective policy, the Boards of each of the Funds will be notified and will determine whether it is necessary or appropriate to increase the total amount of coverage of the policy to an amount not less than the total amount of such minimums, or to secure such excess coverage for one or more of the parties hereto, which, when added to the total coverage of the policy, will equal an amount of such minimums. Unless a Fund elects to terminate this Agreement (pursuant to Paragraph 4) and its participation in a joint-insured policy, each Fund agrees to pay its fair portion of the new or additional premium (taking into account all of the then existing circumstances).

                  4. Continuation and Termination. This Agreement shall become effective on the date first written above, subject to the condition that the Fund's Board of Directors/Trustees, including a majority of those Directors/Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, shall have approved this Agreement. This Agreement shall supersede all prior agreements relating to an allocation of premium on any joint insured policy and shall apply to the present liability policy coverage and any renewal or replacement thereof. It shall continue until terminated by any party hereto upon the giving of not less than sixty (60) days notice to the other parties hereto in writing.

                  5. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. A written amendment of this Agreement is effective upon the approval of the Board of Directors/Trustees and the Manager.

                                       3

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         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed by their duly authorized officers as of the date first above written.

On Behalf of: All ING Funds Listed on Schedule A

By: /s/ Michael J. Roland
    -----------------------------
    Michael J. Roland
    Executive Vice President

                                       4

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                       ALLOCATION AGREEMENT - BLANKET BOND
                                 (MAY 29,2003)

ING Classic Money Market Fund           ING Principal Protection Fund VIII
ING Convertible Fund                    ING Real Estate Fund
ING Emerging Countries Fund             ING Research Enhanced Index Fund
ING Equity and Bond Fund                ING Russia Fund
ING Financial Services Fund             ING SENIOR INCOME FUND
ING Foreign Fund                        ING SmallCap Opportunities Fund
ING GET U.S. Core Portfolio - Series 1  ING SmallCap Value Fund
ING GET U.S. Core Portfolio - Series 2  ING Strategic Bond Fund
ING GET U.S. Opportunity Portfolio -    ING Tax Efficient Equity Fund
Series 1                                ING VP Convertible Portfolio
ING GET U.S. Opportunity Portfolio -    ING VP EMERGING MARKETS
Series 2                                FUND, INC.
ING Global Equity Dividend Fund         ING VP Financial Services Portfolio
ING Global Real Estate Fund             ING VP Growth + Value Portfolio
ING GNMA Income Fund                    ING VP Growth Opportunities Portfolio
ING Growth + Value Fund                 ING VP High Yield Bond Portfolio
ING Growth Opportunities Fund           ING VP International Portfolio
ING High Yield Bond Fund                ING VP International SmallCap Growth
ING High Yield Opportunity Fund         Portfolio
ING Intermediate Bond Fund              ING VP International Value Portfolio
ING International Fund                  ING VP Large Company Value Portfolio
ING International SmallCap Growth Fund  ING VP LargeCap Growth Portfolio
ING International Value Fund            ING VP MagnaCap Portfolio
ING Large Company Value Fund            ING VP MidCap Opportunities Portfolio
ING LargeCap Growth Fund                ING VP NATURAL RESOURCES TRUST
ING Lexington Money Market Trust        ING VP Research Enhanced Index Portfolio
ING MagnaCap Fund                       ING VP SmallCap Opportunities Portfolio
ING MidCap Opportunities Fund           ING VP Worldwide Growth Portfolio
ING MidCap Value Fund                   ING Worldwide Growth Fund
ING Money Market Fund                   The Asset Allocation Portfolio
ING National Tax-Exempt Bond Fund       The Bond Portfolio
ING National Tax-Exempt Money Market    The Money Market Portfolio
Fund                                    The Stock Portfolio
ING Precious Metals Fund
ING PRIME RATE TRUST
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund IX
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                       ALLOCATION AGREEMENT - BLANKET BOND
                               (FEBRUARY 25,2003)

ING Classic Money Market Fund           ING Principal Protection Fund IX
ING Convertible Fund                    ING Principal Protection Fund V
ING Emerging Countries Fund             ING Principal Protection Fund VI
ING Equity and Bond Fund                ING Principal Protection Fund VII
ING Financial Services Fund             ING Principal Protection Fund VIII
ING GET U.S. Core Portfolio - Series 1  ING Real Estate Fund
ING GET U.S. Core Portfolio - Series 2  ING Research Enhanced Index Fund
ING GET U.S. Opportunity Portfolio -    ING Russia Fund
Series 1                                ING SENIOR INCOME FUND
ING GET U.S. Opportunity Portfolio -    ING SmallCap Opportunities Fund
Series 2                                ING SmallCap Value Fund
ING Global Equity Dividend Fund         ING Strategic Bond Fund
ING Global Real Estate Fund             ING Tax Efficient Equity Fund
ING Global Technology Fund              ING VP Convertible Portfolio
ING GNMA Income Fund                    ING VP EMERGING MARKETS FUND, INC.
ING Growth + Value Fund                 ING VP Financial Services Portfolio
ING Growth Opportunities Fund           ING VP Growth + Value Portfolio
ING High Yield Bond Fund                ING VP Growth Opportunities Portfolio
ING High Yield Opportunity Fund         ING VP High Yield Bond Portfolio
ING Intermediate Bond Fund              ING VP International Portfolio
ING International Fund                  ING VP International SmallCap Growth
ING International SmallCap Growth Fund  Portfolio
ING International Value Fund            ING VP International Value Portfolio
ING Large Company Value Fund            ING VP Large Company Value Portfolio
ING LargeCap Growth Fund                ING VP LargeCap Growth Portfolio
ING Lexington Money Market Trust        ING VP MagnaCap Portfolio
ING MagnaCap Fund                       ING VP MidCap Opportunities Portfolio
ING MidCap Opportunities Fund           ING VP NATURAL RESOURCES TRUST
ING MidCap Value Fund                   ING VP Research Enhanced Index Portfolio
ING Money Market Fund                   ING VP SmallCap Opportunities Portfolio
ING National Tax-Exempt Bond Fund       ING VP Worldwide Growth Portfolio
ING National Tax-Exempt Money Market
Fund                                    ING Worldwide Growth Fund
ING Precious Metals Fund                The Asset Allocation Portfolio
ING PRIME RATE TRUST                    The Bond Portfolio
ING Principal Protection Fund           The Money Market Portfolio
ING Principal Protection Fund II        The Stock Portfolio
ING Principal Protection Fund III
ING Principal Protection Fund IV